UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2016 (January 8, 2016)

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On January 8, 2016, QLT Inc. (“QLT” or the “Company”) held its Annual General Meeting of shareholders in Vancouver, British Columbia (the “AGM”).  At the AGM, QLT shareholders voted to elect directors.  The final voting results with respect to each matter are set forth below.

Proposal 1.  Each of the six nominees to the Board of Directors was elected at the AGM, to hold office until the Company’s next annual meeting of shareholders or until his successor is duly elected, unless he resigns earlier.

DIRECTORS NOMINATED	FOR	WITHHELD	BROKER NON-VOTES
Jason M. Aryeh	30,993,845	3,321,352	4,612,849
Dr. Geoffrey F. Cox PhD	31,208,904	3,106,293	4,612,849
Dr. John W. Kozarich PhD	31,223,945	3,091,252	4,612,849
Jeffrey A. Meckler	30,811,599	3,503,598	4,612,849
Dr. Stephen L. Sabba MD	31,202,781	3,112,416	4,612,849
John C. Thomas Jr.	30,971,911	3,343,286	4,612,849

Proposal 2.  At the AGM, the shareholders approved the proposal to appoint Deloitte LLP as the Company’s independent auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors.

FOR	WITHHELD
35,600,797	3,327,249

Proposal 3.  At the AGM, the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
30,781,499	353,116	3,180,580	4,612,851

Item 8.01. Other Events.

On January 12, 2016, QLT Inc. issued a press release announcing the results from its AGM. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release dated January 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ W. Glen Ibbott
Name:	W. Glen Ibbott
Title:	Chief Financial Officer

Date:      January 12, 2016

Exhibit Index

Number	Description
99.1	Press Release dated January 12, 2016